Exhibit (n)(4)

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 21, 2014, with respect to the consolidated financial statements of First Tower Holdings of Delaware LLC, included in the Registration Statement of Prospect Capital Corporation on Form N-2, Amendment No. 2 (File No. 333-198505) dated November 3, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Prospect Capital Corporation Form N-2, Amendment No. 2.

/s/ McGladrey LLP

McGladrey LLP

Raleigh, NC
November 3, 2014